LEASING CONTRACT ENTERED INTO THE GOVERNMENT OF THE FREE AND SOVEREIGN STATE OF ZACATECAS HEREIN REPRESENTED BY CPA GUILLERMO HUIZAR CARRANZA, SECRETARY OF
PLANNING AND FINANCE AND MR. CARLOS LOZANO DE LA TORRE, ENGINEER, SECRETARY OF ECONOMIC DEVELOPMENT, HEREINAFTER REFERRED TO AS THE LESSOR AND BETWEEN NORTH AMERICA SHOE CORPORATION, A CORPORATION OF VARIABLE CAPITAL REPRESENTED BY MR. HERNAN BERNARDO URRUTIA IN HIS CHARACTER OF PROXY FOR THE LESSEE, HEREINAFTER REFERRED TO AS THE LESSEE; ACCORDING TO THE FOLLOWING:




                                   STATEMENTS



THE GOVERNMENT OF THE STATE declares that one of its main functions is to encourage the economic activity through the establishment of companies in the Industrial Parks of the Entity and in doing so, to promote the development of the State.


THE LESSOR declares that he is the legal owner of an industrial built structure of 8311m2 located in lot number 1, block 5 within the Industrial Park of Fresnillo.


THE LESSOR wishes to lease the above-mentioned industrial structure to the LESSEE and takes all necessary actions in order to facilitate the development of the LESSEE'S business.


THE LESSEE considers that the State of Zacatecas provides all necessary conditions for the industrial development and has decided to establish his company in the industrial structure above mentioned within the Industrial Park of Fresnillo, in accordance to the herein Leasing Contract.


THE LESSEE is a company duly incorporated in accordance with the laws of the Mexican Republic as certified under Public Deed number 21,706 dated January 3rd, 2000 attested by Ana Patricia Bandala Tolentino, Notary Public No. 195 of the Federal District.

The parties agree the following:






                                     CLAUSES






          FIRST. - THE LESSOR grants in leasing to THE LESSEE the industrial structure that has been duly described under the statements hereof.

SECOND. - The Effective Period of the herein Leasing Contract shall be of one year, that shall commence on the signatures' date of the present legal document, except for the assumptions established hereunder. THE LESSEE shall decide to continue with the present contract for a maximum of an extra period, of same duration as the effective period of the present instrument, and THE LESSOR shall be committed to the compliance with the terms and conditions stipulated hereunder. In the event THE LESSEE decides to continue with this Contract, shall exercise his right, in writing at least six months before the expiration date of the present contract.


THIRD. - The leased premises shall be used for the business' operations regarding the manufacture as well as any other legal matter. THE LESSOR shall not use, and shall not permit the use of any part of the leased building for illegal ends or to cause damages. THE LESSEE agrees to the compliance with laws and by-rules, whether federal, local or municipal, as well as with present and future authorities that may be applicable for the business of THE LESSEE in the leased building.


FOURTH. - For the payment regarding the rent and use of the leased building during the Period of this contract, THE LESSEE agrees with THE LESSOR to pay monthly the amount of one dollar per each built square meter, plus the applicable I.V.A. tax, to the Planning and Finance Secretariat of the State of Zacatecas, or in any other address that may be notified in written by THE LESSOR. THE LESSEE shall increase the rent annually, so the increase shall be every 12 months after the occupancy of the building in the following manner: (i) 75% of the percentage increased of the IPC from previous year's June and up to the immediate previous month of May or proportionally estimated to the months of occupancy during the first year or (ii) a maximum increase of 5% on income. Whatever is less (i) or (ii) shall be applied. The rent shall be paid in advance the first day of each month. The rent as per a part of the month shall be proportionally distributed. All rent payments and any other overdue payment owed by THE LESSEE to THE LESSOR under this contract and in relation to the same may be made (and shall be deemed as received in time) in accordance with the reason of the reception by THE LESSEE, either by sending it or delivering it by mail to THE LESSOR or person designated by THE LESSOR to the address mentioned as for such effects, through a check or cash, in dollars. THE LESSEE as the option of deciding to receive it in Mexican Pesos at that date's current exchange rate.

FIFTH. -THE LESSEE shall allow THE LESSOR, his agents or authorized representatives to have access to the facilities of the leased premises in working hours with a previous notification to THE LESSEE (except for the lack of notification in the event of an emergency), taking into consideration that THE LESSOR shall make his best effort in order not to disturb the use or the occupancy of THE LESSEE regarding the leased premises and THE LESSEE shall not be entitled to decreases in the amount of the rent due to access for repairs. The above mentioned shall not be interpreted as that THE LESSEE may carry out the necessary safety steps for his protection. THE LESSEE shall continue with his business operations, as well as the control of his agents, employees, and visitors in such a way that may not interfere with the maintenance and repairs obligations of THE LESSOR regarding the leased building.


SIXTH. -THE LESSEE commits to keep and repair the leased building in a correct, and clean manner and to keep it under sanitary conditions, including without limitations, to cleaning, maintenance and repairs within the building interior, up to the termination of the present contract. THE LESSEE commits himself to return the leased building to THE LESSOR in the same conditions as it was received, except for the ordinary deterioration, damages and repairs that are THE LESSOR's responsibility.


SEVENTH. -THE LESSEE shall not carry out any modification to the structure or to the interior of the leased building, without the previous written authorization of THE LESSOR. Such authorization may not be denied if the modification does not decrease the value of the premises. THE LESSEE shall be authorized to carry out any modification or improvement in the interior of the leased building; understanding that no modifications shall be made to the structure and that THE LESSEE shall previously notify THE LESSOR said modifications. At the end of the present leasing contract THE LESSEE shall remove any improvement paid by THE LESSEE, committing himself to leave the leased building in the original manner as it was at the very beginning, except in the event that the removal of such improvements may cause damages to the structure of the leased building.


THE LESSOR understands and agrees that all equipment used by THE LESSEE for the manufacturing operations and all related activities are THE LESSEE's property, and may not be considered in any moment as part of the above mentioned improvements.


EIGHTH. -THE LESSEE accepts and agrees that at his own expense he will contract and keep during the effective period of the present contract, a full coverage insurance with THE LESSOR as beneficiary regarding the leased premises for the current reposition value amount (current value for the repair of the leased building becomes unusable for the objectives considered under this contract) as of this moment and up to the restoration date in accordance with stipulations made hereunder, has been finished, an equal reduction shall exist or a rent compensation, taking into consideration the area and type of damage suffered in the premises that may be used for the purpose of the present contract.

NINTH. -THE LESSOR is entitled to analyze and approve in due case, the coverage and conditions of the building's insurance policy. If there is an amount / deductible percentage in said coverage, that shall be at the expense of THE LESSEE.



TENTH. -THE LESSOR shall be responsible for paying the Added Value Tax (IVA) due to the rents' payment made to THE LESSOR under the present contract. THE LESSOR shall be responsible of payment for all other applicable taxes to the leased building and improvements mentioned under this instrument.



ELEVENTH. -THE LESSEE shall timely pay expenses derived from gas, electricity and water services as well as any other service that may arise during the term of the contract, services that are used within the leased building.



TWELFTH. -THE LESSEE shall assure that no damage will be caused and shall indemnify any cost, liability expenses, insurance, claims or damages (including with no limitations, injuries or contract liability, as well as time schedules and attorney's fees) incurred in by THE LESSOR, which are not covered by the insurance contract and which are derived from the use and occupancy of the leased building by THE LESSEE, in the understanding that in the event THE LESSOR has been negligent, THE LESSEE shall not have obligations regarding such costs, expenses, liability, claims or damages.



THIRTEENTH. -THE LESSOR shall ensure the LESSEE, granting him pacific use and enjoyment of the leased building, as well as guarantee that the first shall not obstruct nor prevent in any manner, the use of such leased building. Also to indemnify as for any cost, expense, liability, insurance, claims or damages including with no limitations, injuries or contract liability, as well as attorney's expenses and fees incurred in by THE LESSEE and which are not covered by the insurance contract and derived from the use and occupancy of the leased building by THE LESSEE, in the understanding that in the event THE LESSEE has been negligent, THE LESSOR shall not have obligations regarding such costs, expenses, liability, claims or damages.



FOURTEENTH. -The parties hereby agree that in any of the following cases, THE LESSEE will be incurring in a noncompliance with his obligations regarding this contract:


          1) lack of adherence or any other situation imputable to the same, when such noncompliance exceeds 30 days as of the date when THE LESSOR notified him in writing: and

          2) lack of compliance with or observance of any other clause, term, disposition or condition hereof, which continues for more than 30 days after the written notice, in the understanding that such noncompliance shall only occur when THE LESSEE fails to start with the necessary formalities as to attempt to comply.


b) As LESSOR's event of default or noncompliance, shall be considered when he fails to comply with the terms hereof regarding any clause, term, disposition or condition and such Noncompliance is not compensated within a 30-day term as of the written notice issued by THE LESSEE. The foregoing except for the case that such noncompliance is due to acts of God or force majeure, or when THE LESSOR fails to carry out the formalities being necessary as for such noncompliance.



          SIXTEENTH. -THE LESSOR may at any moment, transmit, assign or transfer the property of the leased premise, either in full or partially, and without the LESSEE's consent.


In such assumption, the contract herein shall prevail in its terms regarding the new owner and the latter shall submit him/herself to the obligations stipulated hereunder as new LESSOR.



SEVENTEENTH. -In the event at any moment after the Starting Date, any of the improvements is destroyed or damaged by fire or by any other cause being covered by the insurance policy, then THE LESSOR shall use the resources received from the insurance company, for the repair of damages. The term "Restore" (or
"Restoration") refers to restore, replace or rebuild (including temporary restorations and protection of materials still to be completed) the improvements or any other portion, leaving it as similar as possible to the status and condition it was in before the disaster.



EIGHTEENTH. -THE LESSOR hereby agrees to warrantee as follows:


a) THE LESSOR hereby warranties his full property of the leased building, and also that it is free from any leasing, license, concession, franchise, preferential rights, occupancy rights or any other right of use as for any other person. Besides, THE LESSOR hereby warranties that THE LESSEE shall and will have pacific use and enjoyment of the leased building.


b)       THE LESSOR is not aware of:


          1) Any judicial, arbitration or awarding procedure regarding the leased building, its property, operation and occupancy.

2) Any protest, claim, charges, petitions or orders or threats by or before any Administrative authority or Court, regarding obligations required by the owner, operator or occupant of the leased building or any other party that may affect the leased building, its property, operation or occupancy.


          3) Any other action, procedure or inquiry either pending or initiated against or affecting THE LESSOR or the leased building and which may affect the latter.


c) There are not, inside or under the leased building, residues or substances considered as "Hazardous Substances", "Hazardous Residues", "Toxic Residues", or any other similar denomination expressed under any environmental regulation, either Local, State or Federal, nor which may affect the environment or natural resources. Neither oil residues or chemical or of any other kind compounds.



NINETEENTH. -Any notice from either of the parties, shall be deemed as given on the date it is personally received or otherwise, 10 days after in the event it was sent through any communication via, either certified mail with acknowledgement of receipt, telegraph, telex, for THE LESSEE at the address of the industrial structure he is granting in leasing, to the attention of: the President of the Company, and to THE LESSOR at the address located on the street Doctor Hierro No. 307 of Zacatecas City, Zacatecas. Any change of address shall be notified to the other party in the manner hereinbefore described, but under no circumstance, may more than two addresses be considered as to carry out such notices.



          TWENTIETH. -The herein contract shall be regulated, executed and interpreted under the laws of the Mexican United States.



TWENTY-FIRST. -Every party may, at least 10 days in advance to the written request, execute, inform and send to the requesting party, a statement certifying that the herein contract has not been modified and is still in force, or also that such in force contract has been modified. In such a case, a statement shall be made about any instrument modifying the next contract, the dates when rents and charges have been paid, and for the better knowledge of the requesting party, whether the requesting party has incurred in noncompliance with any of the obligations derived therefrom, specifying the nature of such noncompliance. This statement shall be intended as reliable information for any entity receiving it from the requesting party.



TWENTY-SECOND. -THE LESSEE hereby acknowledges that as for rent concept, he has a debt with the company who had possession of the real estate subject matter hereof and commits to pay it within a term of three months following the signature hereof. The foregoing in the intelligence that if he fails to pay the said debt, the contract herein shall be rescinded with no liability for THE LESSOR.

          TWENTY-THIRD. -The contract herein may not be altered, modified, nor changed, except by written instrument signed by the parties. Once signed by the parties, it shall be an integral part hereof.

The parties hereby manifest that there is neither fraud, nor bad faith in the subscription hereof, and that the instrument herein is signed in Zacatecas City, Capital City of the State of the same name, on the twelfth day of April, year two thousand.






                                   THE LESSOR



                         C.P. GUILLERMO HUIZAR CARRANZA
                         PLANNING AND FINANCE SECRETARY





                         ENG. CARLOS LOZANO DE LA TORRE
                         ECONOMIC DEVELOPMENT SECRETARY





                                   THE LESSEE





                             HERNAN BERNARDO URRUTIA
                              LEGAL REPRESENTATIVE